As filed with the Securities and Exchange Commission on June 4, 2018

Registration Statement Nos. 33-39671

33-32964

33-33009

33-84904

33-98132

33-99134

33-99140

33-99150

33-99154

333-138316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Kyocera Kabushiki Kaisha

(Exact name of registrant as specified in its charter)

Kyocera Corporation

(Translation of registrant’s name into English)

Japan	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6, Takeda Tobadono-cho, Fushimi-ku, Kyoto, Japan	612-8501
(Address of Principal Executive Offices)	(Zip Code)

KYOCERA RETIREMENT SAVINGS AND STOCK BONUS PLAN

STOCK OPTIONS OUTSTANDING UNDER

1972 STOCK OPTION PLAN OF AVX CORPORATION

1979 STOCK OPTION PLAN OF AVX CORPORATION

1984 STOCK OPTION PLAN OF AVX CORPORATION

1987 STOCK OPTION PLAN FOR NON-EMPLOYEE

DIRECTORS OF AVX CORPORATION

AVX CORPORATION STOCK BONUS PLAN AND

AVX CORPORATION RETIREMENT PLAN

AVX CORPORATION DEFERRED COMPENSATION PLAN

AVX CORPORATION STOCK BONUS PLAN AND

AVX CORPORATION RETIREMENT PLAN

AVX TANTALUM CORPORATION STOCK BONUS PLAN

AVX VANCOUVER CORPORATION RETIREMENT SAVINGS AND STOCK BONUS PLAN

ELCO CORPORATION RETIREMENT SAVINGS PLAN FOR UNION EMPLOYEES

ELCO CORPORATION RETIREMENT SAVINGS PLAN

AFGWU LOCAL 1028 401(K) RETIREMENT PLAN FOR EMPLOYEES OF AVX CORPORATION

IN RALEIGH, NORTH CAROLINA

(Full titles of the plans)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Kyocera International, Inc.

8611 Balboa Avenue San Diego, California 92123

(Name and address of agent for service)

(858)492-1456

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

Kyocera Corporation (the “Registrant”) has prepared this Post-Effective Amendment No. 1 to Form S-8 relating to the following registration statements on Form S-8 (collectively, the “Registration Statements”):

(1) Registration Statement 33-39671, filed March 29, 1991, registering 65,218 shares of Common Stock of the Registrant;

(2) Registration Statement 33-32964, filed January 10, 1990, registering 965,606 shares of Common Stock of the Registrant;

(3) Registration Statement 33-33009, filed January 18, 1990, registering 157,584 shares of Common Stock of the Registrant;

(4) Registration Statement 33-84904, filed October 7, 1994, registering 20,000 shares of Common Stock of the Registrant;

(5) Registration Statement 33-98132, filed October 13, 1995, registering 234,000 shares of Common Stock of the Registrant;

(6) Registration Statement 33-99134, filed November 8, 1995, registering 5,000 shares of Common Stock of the Registrant;

(7) Registration Statement 33-99140, filed November 8, 1995, registering 10,000 shares of Common Stock of the Registrant;

(8) Registration Statement 33-99150, filed November 9, 1995, registering 5,000 shares of Common Stock of the Registrant;

(9) Registration Statement 33-99154, filed November 9, 1995, registering 5,000 shares of Common Stock of the Registrant; and

(10) Registration Statement 333-138316, filed October 31, 2006, registering 25,000 shares of Common Stock of the Registrant.

In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statements to withdraw from registration the securities registered but unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kyoto, Japan on June 4, 2018.

Kyocera Corporation (Registrant)

By:	/s/ SHOICHI AOKI
	Name:	Shoichi Aoki
	Title:	Director, Managing Executive Officer and General Manager of Corporate Management Control Group

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints of Shoichi Aoki to act as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him/her and in his/her name, place and stead, in any and all such capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on June 4, 2018.

Signature	Title

/s/ Goro Yamaguchi Goro Yamaguchi	Representative Director and Chairman

/s/ Hideo Tanimoto Hideo Tanimoto	Representative Director and President (Principal Executive Officer)

/s/ Ken Ishii Ken Ishii	Director

/s/ Hiroshi Fure Hiroshi Fure	Director

/s/ Yoji Date Yoji Date	Director

Norihiko Ina	Director

Keiji Itsukushima	Director

/s/ Koichi Kano Koichi Kano	Director

/s/ Shoichi Aoki Shoichi Aoki	Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Takashi Sato Takashi Sato	Director

John Sarvis	Director Chairman of the Board, President and Chief Executive Officer of AVX Corporation

/s/ Robert Whisler Robert Whisler	Director (Authorized Representative in the United States)

Tadashi Onodera	Outside Director

Hiroto Mizobata	Outside Director

Atsushi Aoyama	Outside Director

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